UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 April 4, 2008 (April 1, 2008)

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 101.     Entry into a Material Definitive Agreement

Item 2.03     Creation of a Direct Financial Obligation of a Registrant

On April 1, 2008, the Registrant entered into a Purchase Agreement (the "Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Deutsche Bank Securities Inc., as representatives of the initial purchasers (collectively, the "Initial Purchasers"), under which the Registrant agreed to sell $600,000,000 aggregate principal amount of the Registrant's 5.750% Senior Notes due 2018 (the "Notes").  The Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Registrant, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.

The Registrant estimates that the net proceeds from this offering will be approximately $594 million after deducting the Initial Purchasers' discount and estimated offering expenses. The Registrant intends to use the net proceeds from the offering for general corporate purposes.

The Notes will pay interest semiannually at a rate of 5.75% per annum and will be redeemable, in whole or in part, at the Registrant's option, at any time and from time to time, at a redemption price payable in cash equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a specified rate, plus in each case accrued and unpaid interest, if any, to, but not including, the redemption date.

The Notes will be issued pursuant to, and governed by, an indenture to be entered into between the Registrant and U.S. Bank Trust National Association ("U.S. Bank"),  as trustee.  The Registrant also will enter into a registration rights agreement, pursuant to which the Registrant will agree to file with the Securities and Exchange Commission within 180 days after the closing date of the offering, and use commercially reasonable efforts to have declared effective within 270 days from the closing date, an exchange offer registration statement pursuant to which the Registrant will issue in exchange for tendered Notes registered securities containing terms identical to the Notes in all material respects.

U.S. Bank and its affiliates, as well as certain of the Initial Purchasers and their respective affiliates, have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Registrant, for which they received or will receive customary fees and expenses and none of which are material individually or in the aggregate with respect to any individual party.

The Agreement is filed herewith as Exhibit 10.1, and the description of the Agreement contained herein is qualified by reference thereto.

(d) Exhibits

               The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Purchase Agreement, dated as of April 1, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                            /s/ Howard D. McFadden

                                                            _________________________________

                                                            Name:  Howard D. McFadden
                                                            Title:    Corporate Secretary

Date:  April 7, 2008